                                                                   EXHIBIT 10(C)

                                AMENDMENT NO. 3
                                    TO THE
                                  H&R BLOCK
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS


     H&R BLOCK, INC. (the "Company") adopted the H&R Block Deferred Compensation Plan for Directors (the "Plan") effective as of September 1, 1987. The Company amended said Plan by Amendment No. 1 effective May 1, 1995; and by Amendment No. 2 effective December 11, 1996. The Company continues to retain the right to amend the Plan pursuant to action by the Company's Board of Directors. The Company hereby exercises that right. This Amendment No. 3 is effective as of May 1, 1997.

                                   AMENDMENT

     1. Section 2.1.16 of the Plan is amended by deleting the last sentence from the second paragraph of said Section.

     2. Section 6.1 of the Plan, as previously amended, is further amended by
(i) adding the word "or" after subsection (a) thereof; (ii) replacing the semi-colon and the word "or" in subsection (b) thereof with a period; and (iii) deleting subsection (c) therefrom.

     3. Section 6.3 of the Plan is amended by deleting the text of the Section in its entirety and inserting the word "[Repealed]" in its place.

     4. Except as modified in this Amendment No. 3, the Plan, as previously amended, shall remain in full force and effect, including the Company's right to amend or terminate the Plan as set forth in Article 9 of the Plan.


                                                  H&R BLOCK, INC.

                                                  By: /s/ Frank L. Salizzoni
                                                     ------------------------
                                                  Its: President and Chief
                                                       Executive Officer
                                                      -----------------------